Exhibit 99.6

Umami Sustainable Seafood Inc.

Unaudited Pro Forma Consolidated Balance Sheet and Statements of Operations

On July 20, 2010, we (Umami Sustainable Seafood Inc. or “Umami”) entered into a stock purchase agreement providing for the acquisition of 33% of the outstanding shares of Baja Aqua Farms S.A. de C.V. (“Baja”) (which holds the assets through which we conduct our Mexican operations) and Oceanic Enterprises Inc. (“Oceanic”) (an affiliated entity of Baja that provides it with support and management services). We acquired these 33% interests, together with the option to complete the acquisition of substantially all of the remaining outstanding shares of Baja and all of the remaining outstanding shares of Oceanic, which we refer to as the Stock Purchase, for $8.0 million in cash, of which $4.9 million had been previously advanced by us to Baja. As part of the stock purchase agreement, we also acquired the option, exercisable by September 15, 2010, to purchase all remaining Baja and Oceanic shares in consideration for the issuance of a) 10,000,000 restricted shares of our common stock and b) payment in cash of $10.0 million. On September 15, 2010, we exercised the option and on September 27, 2010, we entered into amendments to each of the agreements requiring certain capital distributions plus an additional $2.0 million related to the amendments to be made on or before November 30, 2010. On November 30, 2010, we consummated the acquisition of Baja and Oceanic. However, instead of making the $10.0 million cash payment described above, we paid $7.8 million in cash and issued zero interest promissory notes in the aggregate principal amount of $2.2 million on November 30, 2010. The notes, which were unsecured, were due and paid on December 10, 2010. As a result, on November 30, 2010, Baja became our 99.98% owned subsidiary and Oceanic became our 100% owned subsidiary. Of the aggregate consideration paid for the acquisition of Baja and Oceanic, which was valued at $32.7 million, $32.9 million was allocated to the assets acquired from Baja and $(0.2) million was allocated to the assets acquired from Oceanic.

The following unaudited pro forma consolidated balance sheet and statement of operations of Umami Sustainable Seafood Inc. (“Umami”) as of and for the quarter ended September 30, 2010 are based on the combination of the unaudited historical consolidated balance sheet and statement of operations of Umami as of and for the three months ended September 30, 2011 and the unaudited historical balance sheet and statements of operations of each of Baja Aqua Farms S.A. de C.V. (“Baja”) and Oceanic Enterprises, Inc. (“Oceanic”) after giving effect to (1) the purchase by Umami, on July 20, 2010 and November 30, 2010 of substantially all of the outstanding shares of Baja and all of the outstanding shares of Oceanic, as if such transaction had occurred as of July 1, 2010 and (2) the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma consolidated balance sheet and statement of operations.

For the period from July 20, 2010 until the completion of the Stock Purchase, we accounted for our interest in Baja and Oceanic using the equity method. For the three month period ended September 30, 2010, we recognized a loss of $0.2 million from investment in unconsolidated affiliates from our 33% interest in these entities. The unaudited pro forma consolidated statement of operations reflects the elimination of this loss from investment in unconsolidated affiliates. Since the completion of the Stock Purchase on November 30, 2010, we have consolidated the operations of Baja and Oceanic in our financial statements.

In addition, the following pro forma consolidated statement of operations of Umami for the fiscal year ended June 30, 2010 is based on the combination of the audited historical consolidated statement of operations of Umami for the fiscal year ended June 30, 2010 and the unaudited historical statements of operations of each of Baja and Oceanic after giving effect to (1) the purchase by Umami as if such transaction had occurred as of July 1, 2009 and (2) the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma consolidated statement of operations. Prior to the acquisition of Baja and Oceanic by Umami, both Baja and Oceanic were December 31-based fiscal year companies. As such, the pro forma statements of income for the fiscal year ended June 30, 2010 for Baja and Oceanic were derived by adding results for the six months ended June 30, 2010 to the audited results for the fiscal year ended December 31, 2009 and deducting the results for the six months ended June 30, 2009. As such, excluded from revenue for the fiscal year ended December 31, 2009 are sales of $7.7 million for Baja and $9.7 million for Oceanic, and $0.2 million of management service fees and other fees and commissions for Oceanic, earned in the six months ended June 30, 2009, as included in the historical financial statements for Baja and Oceanic for the fiscal year ended December 31, 2009 in this Current Report on Form 8-K/A. Included in revenue for the six months ended June 30, 2010 are sales of $2.4 million for Baja and management service fees of $1.2 million, as also included in the unaudited historical statements of operations for Baja and Oceanic for the nine months ended September 30, 2010 in this Current Report on Form 8-K/A.

The unaudited pro forma statements of operations do not reflect any operating efficiencies or potential cost savings that may result from the consolidation of operations, but do reflect certain adjustments that are directly attributable to the Stock Purchase that are expected to have a continuing impact on the combined results.

The unaudited pro forma balance sheet and consolidated statement of operations are based on final valuations of assets acquired and liabilities assumed, and the pro forma adjustments are based in part on estimates of the fair value of assets acquired and liabilities assumed.

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The unaudited pro forma consolidated balance sheet and statements of operations are for informational purposes only. They are not intended to represent or be indicative of the results that would have been obtained had the Stock Purchase been completed on the assumed date or which may be realized in the future. The unaudited pro forma combined balance sheet and statements of operations should be read in conjunction with the historical financial statements, including the related notes thereto, of Baja and Oceanic covering these periods included in this Current Report on Form 8-K/A.

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UMAMI SUSTAINABLE SEAFOOD INC.

Pro Forma Interim Condensed Consolidated Balance Sheet (Unaudited)

As of September 30, 2010

(in thousands, except par value)

	Fiscal Quarter Ended September 30, 2010
	Historical Umami Sustainable Seafood Inc.	Baja	Oceanic	Pro Forma Adjustments	Notes	Pro Forma Umami Sustainable Seafood Inc.
Current assets:
Cash and cash equivalents	$274	$2,872	$78	$-		$3,224
Accounts receivable, trade, net	86	508	-	-		594
Accounts receivable, related party	9	668	2,922	(2,924)	2(a)	675
Inventories	27,006	21,859	36	12,752	2(b)	61,653
Refundable value added tax	272	767	-	-		1,039
Other current assets	631	208	106	-		945
Total current assets	28,278	26,882	3,142	9,828		68,130
Property and equipment, net	9,217	3,776	173	3,158	2(b)	16,324
Farming concessions	-	-	-	10,278	2(b)	10,278
Investments in and advances to unconsolidated affiliates	12,936	-	-	(12,936)	2(c), (d)	-
Deferred income taxes	-	-	430	-		430
Deferred financing costs	-	-	-	-		-
Other assets	11	-	118	-		129
Total assets	$50,442	$30,658	$3,863	$10,328		$95,291
Current liabilities:
Short-term borrowings	$13,664	$3,205	$-	$10,976	2(e)	$27,845
Notes payable, related parties	-	-	3,500	-		3,500
Accounts payable, trade	2,849	3,810	187	-		6,846
Accounts payable, related parties	1,819	12,291	2	(4,530)	2(a), (c)	9,582
Accrued liabilities	848	-	15	-		863
Income taxes payable	88	10	-	-		98
Deferred income taxes	149	55	-	2,412	2(b)	2,616
Total current liabilities	19,417	19,371	3,704	8,858		51,350
Long-term debt	2,119	-	-	-		2,119
Notes payable, related parties	11,589	-	-	-		11,589
Derivative stock warrants	729	-	-	-		729
Obligations under capital leases	27	-	-	-		27
Deferred income taxes	-	-	-	-		-
Other long-term liabilities	-	-	-	-		-
Total liabilities	33,881	19,371	3,704	8,858		65,814
Stockholders' equity:
Common stock	46	33,330	10	(33,330)	2(f)	56
Additional paid-in capital	7,634	68	1,000	10,972	2(g)	19,674
Retained earnings	6,028	(22,813)	(851)	23,828	2(h), (i)	6,192
Accumulated other comprehensive income	3,500	-	-	-		3,500
Total stockholders' equity	17,208	10,585	159	1,470		29,422
Noncontrolling interests:
Lubin	(1,981)	-	-	-		(1,981)
Marpesca	-	702	-	-		702
BTH Joint Venture and KTT	1,334	-	-	-		1,334
Total noncontrolling interests	(647)	702	-	-		55
Total equity	16,561	11,287	159	1,470		29,477
Total liabilities and stockholders' equity	$50,442	$30,658	$3,863	$10,328		$95,291

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UMAMI SUSTAINABLE SEAFOOD INC.

Pro Forma Interim Condensed Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2010

(in thousands, except per share information)

	Fiscal Quarter Ended September 30, 2010
	Historical Umami Sustainable Seafood Inc.	Baja	Oceanic	Pro Forma Adjustments	Notes	Pro Forma Umami Sustainable Seafood Inc.
Net revenue	$-	$3,462	$600	$(600)	2(j)	$3,462
Cost of goods sold	-	(2,647)	-	(22)	2(k)	(2,669)
Gross profit	-	815	600	(622)		793

Selling, general and administrative expenses	(1,308)	(827)	(555)	638	2(j), (l), (m)	(2,052)
Research and development expenses	(63)	-	-	-		(63)
Other operating income (expense), net	17	-	-	-		17
Total operating expenses	(1,354)	(827)	(555)	638		(2,098)
Operating income (loss)	(1,354)	(12)	45	16		(1,305)

Gain (loss) from foreign currency transactions and remeasurements	428	(533)	-	-		(105)
Gain (loss) on derivative stock warrants	45	-	-	-		45
Income (loss) from investment in unconsolidated affiliates	(164)	-	-	164	2(i)	-
Gain (loss) on disposal of fixed assets	-	-	(2)	-		(2)
Gain on insurance settlement	-	1,097	-	-		1,097
Interest expense, net	(484)	(59)	(403)	-		(946)
Other income (expense)	-	(1,039)	1	-		(1,038)
Income (loss) before provision for income taxes	(1,529)	(546)	(359)	180		(2,254)
Income tax benefit (expense)	(30)	-	-	-	2(o)	(30)
Net income (loss)	(1,559)	(546)	(359)	180		(2,284)
Add net (income) losses attributable to the non-controlling interests:
Lubin	-	-	-	-		-
Marpesca	-	(84)	-	-		(84)
BTH Joint Venture and KTT	73	-	-	-		73
Net income (loss) attributable to stockholders	$(1,486)	$(630)	$(359)	$180		$(2,295)

Net income per share, basic and diluted	$(0.03)					$(0.04)
Weighted-average shares outstanding, basic and diluted	46,291			10,000		56,291

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UMAMI SUSTAINABLE SEAFOOD INC.

Pro Forma Interim Condensed Consolidated Statement of Operations (Unaudited)

For the Fiscal Year Ended June 30, 2010

(in thousands, except per share information)

	Fiscal Year Ended June 30, 2010
	Historical Umami Sustainable Seafood Inc.	Baja	Oceanic	Pro Forma Adjustments	Notes	Pro Forma Umami Sustainable Seafood Inc.
Net revenue	$25,326	$7,052	$2,731	$(2,731)	2(n)	$32,378
Cost of goods sold	(20,074)	(8,033)	(226)	-		(28,333)
Gross profit	5,252	(981)	2,505	(2,731)		4,045

Selling, general and administrative expenses	(3,094)	(3,523)	(1,695)	2,731	2(n)	(5,581)
Research and development expenses	-	-	-	-		-
Other operating income (expense), net	46	-	-	-		46
Total operating expenses	(3,048)	(3,523)	(1,695)	2,731		(5,535)
Operating income (loss)	2,204	(4,504)	810	-		(1,490)

Gain (loss) from foreign currency transactions and remeasurements	(1,700)	(1,239)	-	-		(2,939)
Interest expense, net	(981)	(262)	(235)	-		(1,478)
Other income (expense)	-	790	1	-		791
Income (loss) before provision for income taxes	(477)	(5,215)	576	-		(5,116)
Income tax benefit (expense)	(462)	(383)	(65)	-	2(o)	(910)
Net income (loss)	(939)	(5,598)	511	-		(6,026)
Add net (income) losses attributable to the non-controlling interests:
Lubin	1,106	-	-	-		1,106
Marpesca	-	(784)	-	-		(784)
BTH Joint Venture and KTT	274	-	-	-		274
Net income (loss) attributable to stockholders	$441	$(6,382)	$511	$-		$(5,430)

Net income per share, basic and diluted	$0.01					$(0.14)
Weighted-average shares outstanding, basic and diluted	30,042			10,000		40,042

NOTES

1. Basis of presentation

The unaudited pro forma consolidated balance sheet and statements of operations have been compiled in a manner consistent with the accounting policies adopted by Umami from underlying financial statements of Umami, Baja and Oceanic prepared in accordance with U.S. Generally Accepted Accounting Principles, or GAAP. The unaudited pro forma consolidated financial balance sheet and statements of operations are presented in USD, which is the functional currency of Umami, Baja and Oceanic. Baja’s books and records are maintained in Mexican Pesos and, for the purpose of this presentation, its results of operations have been translated into USD at a rate of USD 1.00 for 12.80 and 12.9102 Mexican Pesos, which represents the average exchange rate during the period from July 1, 2010 to September 30, 2010 and the period July 1, 2010 to June 30, 2010, respectively.

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2. Pro Forma Adjustments (USD 000)

(a)	These adjustments represent the elimination of intercompany accounts receivables and payables between Baja and Oceanic. At September 30, 2010, Baja owed Oceanic $2,922 and Oceanic owed Baja $2.

(b)	These adjustments represent our estimates of the fair value of assets and liabilities acquired:

▪	A $12,752 increase to the carrying value of Baja’s inventory over its historical fishing and farming costs.

▪	A $3,158 increase to the carrying value of Baja and Oceanic’s property and equipment over their historical cost.

▪	Valuation of Baja’s farming concessions at $10,278 as these were previously not assigned a value under Mexican statutory accounting guidelines.

▪	A $2,412 increase to the carrying value of Baja’s current deferred tax liability.

(c)	This adjustment represents the elimination of intercompany advances of $1,606 from Umami to Baja during the three month period ending September 30, 2010.

(d)	This adjustment represents the elimination of Umami’s cash advances to and non-cash investment in Baja and Oceanic during the period July 20, 2010 to September 30, 2010 which had been accounted for under the equity method.

(e)	This adjustment represents the short-term debt entered into by Umami in order to finance the acquisition of Baja and Oceanic.

(f)	This adjustment represents the elimination of the historical share capital of Baja ($33,330) and Oceanic ($10) in the Stock Purchase, partially offset by the par value of Umami’s common shares issued as consideration for the Stock Purchase ($10), to reflect the Stock Purchase occurring as of the balance sheet date.

(g)	This adjustment represents the fair value less the par value of the 10.0 million shares of Umami common shares issued as consideration for the Stock Purchase of $12,040, partially offset by the elimination of Baja and Oceanic’s historical additional paid-in capital of $1,068, to reflect the Stock Purchase occurring as of the balance sheet date.

(h)	This adjustment represents the elimination of Baja and Oceanic’s historical retained earnings ($23,664) to reflect the Stock Purchase occurring as of the balance sheet date.

(i)	This adjustment represents the elimination of Umami’s loss on its 33% interest in Baja and Oceanic ($164) which had been accounted for under the equity method and included in loss from investment in unconsolidated affiliates during the period commencing on July 20, 2010 to September 30, 2010.

(j)	This adjustment represents the elimination of intercompany revenue of $600 related to a management services agreement between Baja and Oceanic whereby Oceanic charges Baja $200 per month as a management fee. This is picked up in the Oceanic accounts as Revenue and is charged in the Baja accounts as an increase in SG&A.

(k)	This adjustment represents an increase in cost of goods sold of $22 related to depreciation of operational property, plant and equipment during the three months ended September 30, 2010 to reflect the acquisition occurring on July 1, 2010.

(l)	This adjustment represents a decrease in selling, general and administrative expenses of $43 related to the Stock Purchase.

(m)	This adjustment represents an estimated increase in selling, general and administrative expenses of $5 related to depreciation of non-operational property, plant and equipment during the three months ended September 30, 2010 to reflect the acquisition occurring on July 1, 2010.

(n)	This adjustment represents the elimination of intercompany revenue of $2,731 related to a management services agreement between Baja and Oceanic whereby Oceanic charges Baja $200 per month as a management fee and commissions. This is included as revenue in the Oceanic accounts and is charged in the Baja accounts as an increase in SG&A.

(o)	The tax effect for the fiscal quarter ended September 30, 2010 and the fiscal year ended June 30, 2010 was computed using the tax expense per the historical consolidated statement of operations of Umami for the fiscal quarter ended September 30, 2010 and the fiscal year ended June 30, 2010, and the tax expense per the unaudited historical statement of operations of each of Baja and Oceanic as if the purchase by Umami, on November 30, 2010, of substantially all of the outstanding shares of Baja and all of the outstanding shares of Oceanic, had occurred as of July 1, 2010 or July 1, 2009, respectively.

3. Umami common stock outstanding

The average number of shares (in thousands) used in the computation of pro forma basic and diluted income per share has been determined as follows:

	Three Months Ended September 30, 2010	Year Ended June 30, 2010

Weighted-average shares outstanding historical, basic and diluted	46,291	30,042
Shares issued to acquire Baja and Oceanic, assuming an issuance date of July 1, 2010 and July 1, 2009, respectively	10,000	10,000
Pro forma weighted average shares outstanding, basic and diluted	56,291	40,042

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